Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference and inclusion of our name and the incorporation of our name by reference in this Form S-8 and the associated exhibits of Venoco, Inc. to be filed on or about May 20, 2009.

NETHERLAND SEWELL & ASSOCIATES, INC.

	By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
May 20, 2009